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                                                                    EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of TransPro, Inc. on Form S-8 (File No. 33-80871) of our reports dated February 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of TransPro, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are incorporated by reference from the 1997 Annual Report to Stockholders, and included, respectively, in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.
Hartford, Connecticut
March 26, 1998